Nationwide Life Insurance Company
P.O. Box 182021
Columbus, OH 43218-2021
1-866-221-1100

Waddell & Reed Advisors Select Preferred AnnuitySM **(2.0)**

Application for
Individual Flexible Purchase Payment
Variable Deferred Annuity
Minimum Initial Purchase Payment of $10,000

HI, IA, MA, NV, NH, NJ, OR, RI, VT and WA: The Federal Defense of Marriage Act states that neither civil union partners, domestic partners, nor same gender married couples are considered married under federal law. Therefore the favorable tax treatment provided by federal tax law to a surviving spouse is NOT available to a surviving civil union partner, surviving domestic partner, or the surviving spouse of a same gender married couple. For information regarding federal tax laws please consult a tax advisor.

1. Parties to the Contract *Please print.*

1a. Contract Owner

First Name: MI: Last Name:

Employer/Trust Name (if applicable):
(Additional forms required. See the New Business enrollment packet.)

Date of Birth: Sex: ☐M ☐F Soc. Sec. No. or Tax ID:

Street:

City: State: ZIP:

E-mail Address: Daytime Phone Number: ( )

1b. Joint/Contingent Owner

Check **one** box only: ☐Joint Owner *(Limited to spouses. Available only with Non-Qualified Contracts.)*
☐Contingent Owner *(Available only with Non-Qualified Contracts.)*

First Name: MI: Last Name:

Date of Birth: Sex: ☐M ☐F Soc. Sec. No. or Tax ID: – –

Address: ☐Same address as owner Street:

City: State: ZIP:

1c. Annuitant *Complete only if different from Contract Owner. (Annuitant must be age 85 or younger.)*

First Name: MI: Last Name:

Relationship to Contract Owner:

Date of Birth: Sex: ☐M ☐F Soc. Sec. No. or Tax ID: – –

Address: ☐Same address as owner Street:

City: State: ZIP:

E-mail Address: Daytime Phone Number: ( )

1d. Spousal Protection/Co-Annuitant *Must be age 85 or younger. By completing this section, you are electing (for an additional charge) the Spousal Protection Option.* ***Not available with CRTs (Charitable Remainder Trust).*** *With Spousal Protection, both spouses will automatically be Primary Beneficiaries. When the Contract Owner named in Section 1a. is a natural owner, this feature requires that the Contract Owner and Annuitant be the same person.*

☐Same as Joint Owner

First Name: MI: Last Name:

Date of Birth: Sex: ☐M ☐F Soc. Sec. No. or Tax ID: – –

Address: ☐Same address as owner Street:

City: State: ZIP:

On this page, elect contingent annuitant or elect the beneficiaries.
Please submit all pages of the application.

1e. Contingent Annuitant *(Must be age 85 or younger.)*

First Name: ______ MI: ___ Last Name: ______

Date of Birth: ______ Sex: ☐ M ☐ F Soc. Sec. No. or Tax ID: ___ – ___ – ___

Address: ☐ Same address as owner Street: ______

City: ______ State: ______ ZIP: ______

1f. Beneficiaries

Allocation to all Primary Beneficiaries must equal 100%. Contingent Beneficiaries must also equal 100%. Providing your beneficiaries social security numbers (SSN) will help expedite beneficiary claims and will ensure that Nationwide can properly identify your beneficiaries.

If you elected Spousal Protection/Co-Annuitant (section 1d), both spouses will automatically be primary beneficiaries. Instead only provide your contingent beneficiaries.

Primary Beneficiaries

☐ Pay all Primary Beneficiaries equally

Legal First Name: ______ MI: ___ Last Name: ______

Relationship to Annuitant: ______ Allocation (whole % only): ___ %

SSN #: ___ – ___ – ___ Sex: ☐ M ☐ F Date of Birth: ______

Address: ☐ Same address as owner Street: ______

City: ______ State: ______ ZIP: ______

Legal First Name: ______ MI: ___ Last Name: ______

Relationship to Annuitant: ______ Allocation (whole % only): ___ %

SSN #: ___ – ___ – ___ Sex: ☐ M ☐ F Date of Birth: ______

Address: ☐ Same address as owner Street: ______

City: ______ State: ______ ZIP: ______

Contingent Beneficiaries

☐ Pay all Contingent Beneficiaries equally

Legal First Name: ______ MI: ___ Last Name: ______

Relationship to Annuitant: ______ Allocation (whole % only): ___ %

SSN #: ___ – ___ – ___ Sex: ☐ M ☐ F Date of Birth: ______

Address: ☐ Same address as owner Street: ______

City: ______ State: ______ ZIP: ______

Legal First Name: ______ MI: ___ Last Name: ______

Relationship to Annuitant: ______ Allocation (whole % only): ___ %

SSN #: ___ – ___ – ___ Sex: ☐ M ☐ F Date of Birth: ______

Address: ☐ Same address as owner Street: ______

City: ______ State: ______ ZIP: ______

If more than two Beneficiaries, list additional names on the Additional Beneficiaries form (in New Business Enrollment Packet).

2. Contract Information

2a. Contract Type *Must specify by checking a box.*

☐ Non-Qualified

☐ Beneficially Owned Non-Qualified*

☐ CRT* (Charitable Remainder Trust)

☐ Traditional IRA – Tax Year:

☐ Beneficially Owned/Inherited IRA*

☐ Custodial Owned IRA

☐ Roth IRA – Tax Year: Tax Year Roth IRA started:

☐ Beneficially Owned/Inherited Roth IRA*

☐ SIMPLE IRA*

☐ SEP IRA*

☐ 401(k)*

☐ 401(a)* (Investment Only)

** Additional forms required.*

2b. Purchase Payment

Approximate Amount: $ **$10,000 initial minimum for Non-Qualified and CRTs ($1,000 for all other contract types).**

Payment Submitted Via: ☐ Check ☐ Wire ☐ 1035(a) Exchange* ☐ Transfer/Rollover*

** Additional forms required. Please see the New Business Enrollment Packet.*

3. Contract Options

Election of Options in this section increases the Variable Account charges on your contract. Election of the L.inc Option with Spousal Continuation Benefit may also result in lower lifetime withdrawal percentages. Consult your prospectus.

3a. I elect: ☐ The Nationwide Lifetime Income Rider® (L.inc)

Contract Owner, or Annuitant in the case of non-natural Contract Owner, must be between the age of 45 and 85.

Dollar Cost Averaging (DCA) with L.inc

☐ **6-Month Enhanced DCA** ☐ **12-Month Enhanced DCA**

*If neither box is checked DCA will **not** be established.*

Whole percentages only. Must add up to 100%.

%	Ivy Funds VIP Pathfinder Conservative
%	Ivy Funds VIP Pathfinder Moderately Conservative
%	Ivy Funds VIP Pathfinder Moderate
%	NVIT Investor Dest. Conservative Fund
%	NVIT Investor Dest. Moderately Conservative Fund
%	NVIT Investor Dest. Balanced Fund
= 100%	

If you want to begin immediate income, you must complete the L.inc Administrative form in the New Business Enrollment Packet.

Please check the box which best describes your anticipated use of this benefit.

☐ Immediately ☐ In _____ years ☐ Not Sure

3b. Spousal Continuation Option

By electing the Spousal Continuation Benefit, you are accepting additional charges and/or lower lifetime withdrawal percentages. See your prospectus for additional information. You are also naming your spouse as a Joint Determining Life. (Spouse must be between the age of 45 and 85.) This benefit will allow the income from L.inc to continue to the Joint Determining Life after the death of the Determining Life. Please note that lifetime income percentage will be based on the age of the younger spouse. The Determining Life and Joint Determining Life must be named as sole Primary Beneficiaries in section 1f. When the Contract Owner named in section 1a. is a natural owner, this feature requires that the Contract Owner and Annuitant be the same person. ***Not available with CRT (Charitable Remainder Trust) contracts.***

☐ **Spousal Continuation Benefit** ☐ **Same as Co-Annuitant**

First Name: ____ MI: ____ Last Name: ____

Date of Birth: ____ Sex: ☐ M ☐ F Soc. Sec. No. or Tax ID: ____ – ____ – ____

3c. Death Benefits *If a death benefit option is not elected, we will default to the Standard Death Benefit.*

I elect *(choose only **one**)*:
- ☐ Standard Death Benefit
- ☐ One-Year Enhanced Death Benefit *(Annuitant/Co-Annuitant, age 85 or younger.)*
- ☐ One-Month Enhanced Death Benefit *(Annuitant/Co-Annuitant, age 85 or younger.)*
- ☐ Five-Year Enhanced Death Benefit *(Annuitant/Co-Annuitant, age 85 or younger.)*
- ☐ Combination Enhanced Death Benefit - Greater of One-Year/5% *(Annuitant/Co-Annuitant, age 80 or younger.)*

3d. Beneficiary Protector II

I elect: ☐ Beneficiary Protector II *(Annuitant/Co-Annuitant, age 75 or younger.)*

4. Investment Options

4a. Asset Rebalancing *The contract value, excluding amounts in any fixed account, will be rebalanced based on the variable fund purchase payment allocations elected on the application at the frequency selected below unless subsequently changed.*

☐ Quarterly ☐ Semi-Annually ☐ Annually

4b. Dollar Cost Averaging (DCA) – DCA these allocations from: *(Choose only one Option.)*

Do not complete this section if you selected DCA with L.inc in section 3a.

- ☐ 6-month Enhanced
- ☐ 12-month Enhanced
- ☐ Interest Averaging Monthly ***Not available with L.inc***
- ☐ Standard Account Monthly: Dollar Amount to DCA $ ______ ***Not available with L.inc***

(Choose only one fund.)
- ☐ Fixed Account
- ☐ Ivy Funds VIP Money Market

4c. Purchase Payment Allocation and Disclosures.

*Funds designated by an * may include additional restrictions and/or charges. Please review the underlying fund prospectus carefully. The underlying investment options listed below are only available in variable annuity insurance products issued by life insurance companies or, in some cases, through participation in certain qualified pension or retirement plans. They are NOT offered to the general public directly. Consult your prospectus for reference to Share Class.*

Must be whole percentages and must add up to 100%.

Ivy Funds Variable Insurance Portfolios, Inc.
% Ivy Funds VIP Asset Strategy
% Ivy Funds VIP Balanced
% Ivy Funds VIP Bond
% Ivy Funds VIP Core Equity
% Ivy Funds VIP Dividend Opportunities
% Ivy Funds VIP Energy
% Ivy Funds VIP Global Bond
% Ivy Funds VIP Global Natural Resources
% Ivy Funds VIP Growth
% Ivy Funds VIP High Income
% Ivy Funds VIP International Core Equity
% Ivy Funds VIP International Growth
% Ivy Funds VIP Limited-Term Bond
% Ivy Funds VIP Micro Cap Growth
% Ivy Funds VIP Mid Cap Growth
% Ivy Funds VIP Money Market
% Ivy Funds VIP Real Estate Securities
% Ivy Funds VIP Science and Technology
% Ivy Funds VIP Small Cap Growth
% Ivy Funds VIP Small Cap Value
% Ivy Funds VIP Value
% Ivy Funds VIP Pathfinder Conservative
% Ivy Funds VIP Pathfinder Moderately Conservative
% Ivy Funds VIP Pathfinder Moderate
% Ivy Funds VIP Pathfinder Moderately Aggressive
% Ivy Funds VIP Pathfinder Aggressive

NVIT Investor Destinations Funds
% NVIT Investor Dest. Conservative Fund
% NVIT Investor Dest. Moderately Conservative Fund
% NVIT Investor Dest. Balanced Fund
% NVIT Investor Dest. Moderate Fund
% NVIT Investor Dest. Capital Appreciation Fund
% NVIT Investor Dest. Moderately Aggressive Fund
% NVIT Investor Dest. Aggressive Fund

Nationwide Life Insurance Company
% Fixed Account

Total fund allocations must equal 100%.

5. Fraud Warning

Interstate Insurance Product Regulation Commission State Fraud Language: Any person who knowingly presents a false statement in an application for insurance may be guilty of a criminal offense and subject to penalties under state law.

6. Contract Owner Signatures and Authorizations

6a. Replacement Information

☐ Yes ☐ No **Do you have existing life insurance or annuity contracts?**

☐ Yes ☐ No **Will the applied for Contract replace, discontinue or change any existing life insurance or annuity contracts?**

If you answered "yes" to EITHER question above, your state may require NAIC or state specific replacement forms. Please look in the New Business Enrollment Packet to see if your state requires additional NAIC or state specific replacement forms.

6b. Acknowledgements, Disclosure and Signatures

I acknowledge that I have received and understand the current prospectus for this variable annuity Contract, and that by signing this application I understand and acknowledge the following:

Annuity payments, death benefits, surrender values, and other Contract Values provided by this Contract, when based on the investment experience of a separate account, may increase or decrease and are not guaranteed as to fixed-dollar amount, unless otherwise specified.

- The Contract limits purchase payments to $1 million for all Contracts issued by Nationwide with the same Contract Owner, Annuitant, and/or Determining Life if the L.inc Option is selected, subject to permission from Nationwide. Election of the L.inc Option further limits total purchase payments to $50,000 per year for all Contracts issued by Nationwide with the same Contract Owner, Annuitant, and/or Determining Life, subject to permission from Nationwide
- That I do not represent a corporate entity or institutional investor
- I understand the purpose of the Contract for which I am applying is to provide long-term benefits to the Contract Owner and/or Annuitant and that, if I plan to change the Contract Owner or assign benefits under the Contract, the Contract will not meet this objective
- That a change of Contract Owner or assignment of the Contract may result in the termination or reduction of the death benefit under the Contract, any elected death benefit option, and/or the L.inc Option
- I understand the purpose of the Contract for which I am applying is to provide long-term benefits to the Contract Owner and/or Annuitant and that, if the Annuitant I am naming has been diagnosed with or had any indication of a illness expected to result in death within 12 months, the Contract will not meet this objective

When you sign this application, you are agreeing to the elections you have made and acknowledging your understanding of the terms and conditions described in this application. If you have any questions, ask your Registered Representative BEFORE you sign this application.

Contract Owner Must Sign Here: X

Joint Contract Owner Signature (if any): X

State In Which Application Was Signed: ______ Date: ______

7. Primary Registered Representative Information

7a. Primary Registered Representative Replacement Information

☐Yes ☐No **Are you aware of any existing annuities or insurance owned by the applicant?**
☐Yes ☐No **Will the applied for Contract replace, discontinue or change any existing life insurance or annuity contracts?**

7b. Primary Registered Representative Information *(Please print.)*

First Name: ____ MI: ____ Last Name: ____

Office Street Address: ____

City: ____ State: ____ ZIP: ____

Phone: ( ) ____ Percentage ____ %

E-mail: ____

Broker/Dealer Name: ____

SSN #: – – (Not required if broker and broker dealer name are printed clearly above.)

When the Registered Representative signs this application, he/she is agreeing to all the terms and conditions applicable to him/her as the Registered Representative.

Signature: X ____ Date: ____

Principal's Signature: X ____ Date: ____

8. Additional Registered Representative Information

8a. Additional Registered Representative Replacement Information

☐Yes ☐No **Are you aware of any existing annuities or insurance owned by the applicant?**
☐Yes ☐No **Will the applied for Contract replace, discontinue or change any existing life insurance or annuity contracts?**

8b. Additional Registered Representative Information *(Please print.)*

First Name: ____ MI: ____ Last Name: ____

Office Street Address: ____

City: ____ State: ____ ZIP: ____

Phone: ( ) ____ Percentage ____ %

E-mail: ____

Broker/Dealer Name: ____

SSN #: – – (Not required if broker and broker dealer name are printed clearly above.)

When the Registered Representative signs this application, he/she is agreeing to all the terms and conditions applicable to him/her as the Registered Representative.

Signature: X ____ Date: ____

Principal's Signature: X ____ Date: ____